UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2016

READING INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reading International, Inc. (“Reading” or the “Company”), through its press release dated July 13, 2016, announced today that plaintiff stockholders consisting of funds managed by Whitney Tilson and Jonathan M. Glaser have withdrawn the derivative lawsuit filed previously in the District Court of the State of Nevada for Clark County under the caption T2 Accredited Fund, LP, a Delaware limited partnership, doing business as Kase Fund; T2 Qualified Fund, LP, a Delaware limited partnership, doing business as Kase Qualified Fund; Tilson Offshore Fund, Ltd, a Cayman Islands exempted company; T2 Partners Management I, LLC, a Delaware limited liability company, doing business as Kase Management; T2 Partners Management Group, LLC, a Delaware limited liability company, doing business as Kase Group; JMG Capital Management, LLC, a Delaware limited liability company; and Pacific Capital Management, LLC, a Delaware limited liability company (collectively the “T2 Derivative Plaintiffs”), derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, Ellen M. Cotter, Guy Adams, Edward Kane, Douglas McEachern, William Gould, Judy Codding, Michael Wrotniak and Craig Tompkins (collectively the “Individual Defendants”) and Does 1 through 100, inclusive, as defendants, and, Reading International, Inc., a

Nevada corporation, as Nominal Defendant.  The withdrawal requires Court approval, and pleadings seeking such approval have been filed by the T2 Derivative Plaintiffs, the Individual Defendants and the Company.    Incident to such withdrawal, the parties have entered into a Settlement Agreement, including  mutual general releases,  a copy of which is filed as an exhibit hereto.

Item 9.01  Financial Statements and Exhibits.

99.1Press release issued by Reading International, Inc. on July 13, 2016, entitled “Stockholders withdraw derivative suit against Reading International”.

99.2Settlement Agreement dated July 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.3
READING INTERNATIONAL, INC.

Date: July 13, 2016	By:	/s/ Ellen Cotter
	Name:	Ellen Cotter
	Title:	Chief Executive Officer